Exhibit 99.1

News Release

Contact:
FOR IMMEDIATE RELEASE
Ken Dennard, DRG&L
(832) 594-4004

MEN’S WEARHOUSE REPORTS FISCAL 2012 THIRD QUARTER RESULTS

•                  Q3 2012 GAAP diluted earnings per share grew 20% to $0.95 versus last year’s comparable adjusted third quarter earnings per share

•                  Company updates guidance for fiscal fourth quarter and fiscal full year 2012

HOUSTON — December 5, 2012 — The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the fiscal third quarter ended October 27, 2012 and will file its Form 10-Q tomorrow morning, December 6, 2012.

Comparable diluted earnings per share rose 20% over last year’s third quarter and were within the $0.95 to $0.98 guidance range given on September 5, 2012.

Net earnings for the 2012 fiscal third quarter was $48.8 million, or $0.95 diluted earnings per share, compared to net earnings of $39.9 million, or $0.77 diluted earnings per share, in the same period in 2011. Last year’s third quarter adjusted diluted earnings per share was $0.79 after excluding $1.0 million ($0.7 million after tax or $0.01 per diluted share) in acquisition related integration costs and $0.7 million ($0.5 million after tax or $0.01 per diluted share) for a non-cash asset impairment charge.

Total net sales for the fiscal 2012 third quarter increased 7.9% to $631.0 million from $584.6 million for the same period a year ago.  Retail segment sales increased by 7.7% or $40.2 million and corporate apparel sales increased by 10.1% or $6.1 million.

Doug Ewert, Men’s Wearhouse president and chief executive officer, stated, “Sales at our flagship brand Men’s Wearhouse stores, which represented 65% of our total third quarter sales, were above both prior year sales and our plan for the quarter.  Comparable store sales increased 9.5% as our customers responded well to our promotions and value proposition in the third quarter.  In addition, our higher margin tuxedo rental revenues had a U.S. comparable store sales increase of 10.9% in the third quarter, driven by increased unit rental rates and unit rentals as well as the absence of the rentals shift last year to the fourth quarter for the 11-11-11 event date.

“Moores, our retail brand in Canada, was 11% of our total sales mix in the 2012 third quarter and delivered a comparable store sales increase of 3.0%,” continued Ewert.  “K&G, with 12% of our total third quarter sales, had a comparable store sales decrease of 4.2%.  Sales at K&G were disappointing as customers did not respond to our promotions and new marketing campaign as well as expected.  Our Corporate Apparel segment, which represented 11% of our total 2012 third quarter sales, had a sales increase of 10.1% as planned launch dates for customer uniform programs occurred.”

The following is a summary of net sales for third quarter and year to date fiscal 2012.  The dollars shown are U.S. dollars in millions and due to rounded numbers may not sum.  Comparable store sales do not include ecommerce sales and the Moores’ comparable store sales change is based on the Canadian dollar.

Third Quarter Net Sales Summary — Fiscal 2012

			Net Sales	Comparable Store Sales Change
	Net Sales Change		Current Year	Current Year	Prior Year

Total Retail Segment	7.7%	$40.2	$564.0
Men’s Wearhouse	10.6%	$38.9	$407.4	9.5%	5.5%
K&G	(3.5)%	$(2.8)	$77.3	(4.2)%	1.6%
Moores	4.8%	$3.3	$72.3	3.0%	8.6%
MW Cleaners	14.4%	$0.9	$7.0

Corporate Apparel Segment	10.1%	$6.1	$66.9

Total Company	7.9%	$46.4	$631.0

Year-To-Date Net Sales Summary — Fiscal 2012

			Net Sales	Comparable Store Sales Change
	Net Sales Change		Current Year	Current Year	Prior Year

Total Retail Segment	4.6%	$74.9	$1,705.4
Men’s Wearhouse	6.9%	$78.2	$1,208.4	5.9%	9.0%
K&G	(3.2)%	$(9.0)	$270.4	(3.8)%	5.7%
Moores	1.8%	$3.7	$206.2	3.9%	6.2%
MW Cleaners	11.4%	$2.1	$20.5

Corporate Apparel Segment	(8.2)%	$(15.5)	$174.4

Total Company	3.3%	$59.3	$1,879.9

2012 FINANCIAL GUIDANCE

For the fiscal year, the Company expects GAAP diluted earnings per share in a range of $2.57 to $2.63, an increase of 8.0% to 10.5% over the prior year adjusted diluted earnings per share of $2.38.  Fiscal 2012 is a 53-week year with an extra week included in the fourth quarter.  Diluted earnings per share from the extra week are estimated at $0.03.

For the fourth quarter, GAAP diluted earnings per share is expected to be in a range of $0.01 to a loss of $0.05 per share, as compared to the prior year adjusted loss per share of $0.05.

“Our current guidance reflects a lowered earnings expectation from our previous fourth quarter guidance, which was for diluted EPS in a range of $0.12 to $0.15,” commented Ewert.  “The guidance for the 2012 fiscal year is also lower than our previous estimate of $2.74 to $2.80.  The revised guidance results from our lower than expected retail clothing sales in November and a more cautious outlook for the remainder of this fiscal year.

“We experienced negative November comparable store clothing sales in both the US and Canada as a result of lower traffic levels at our retail stores.  We believe the storms in the northeast US at the start of the month, as well as consumer distractions caused by the presidential election, the “fiscal cliff” and other economic concerns, contributed to our reduced traffic levels.  We further believe that a more cautious outlook for traffic trends and clothing sales through the fourth quarter is now warranted and have revised our guidance accordingly.”

The following is a summary of guidance information.  All comparable store sales growth is based on a 52-week comparable time period.  Comparisons to prior year are to adjusted numbers which exclude acquisition related integration costs and a non-cash asset impairment charge.

	Guidance	Guidance
	4Q FY 2012	FY 2012
GAAP Diluted EPS
	$(0.05) to $0.01	$2.57 to $2.63

Sales
Total Sales Increase	+9.5% to +10.5%	+4.7% to +5.0%
Comparable Store Sales Growth
MW: 63% of FY12 Total Sales	+1% to +3%	+4% to +5%
• MW Tuxedo Rental Revenues	+6% to +7%	+6% to +7%
K&G: 15% of FY12 Total Sales	-3% to -4%	-3% to -4%
Moores: 11% of FY12 Total Sales	+1% to +2%	+2% to +3%
Corporate Apparel: 10% of FY12 Total Sales	+17% to +18%	-2% to -3%

Gross Margin
Total Gross Margin Increase	+8.7% to +11.2%	+5.8% to +6.3%
Change in Gross Margin as Percent of Sales	-0.30% to +0.25%	+0.45% to +0.55%

SG&A
Increase in SG&A	+7.9% to +8.3%	+5.9% to +6.1%

Other
Effective Tax Rate	52.0%	33.5%
Weighted Average Shares (millions)	51.007	51.023
Average Foreign Exchange Conversion Rates
• US Dollar to the Pound	1.608	1.590
• US Dollar to the Canadian Dollar	1.000	1.001
Dilutive Effect of Participating Securities	$0.00	$0.03

CONFERENCE CALL AND WEBCAST INFORMATION

At 9:00am Eastern time on Thursday, December 6, 2012, Company management will host a conference call and real time webcast to review fiscal third quarter 2012 results and its outlook for the fourth quarter and full year 2012.

To access the conference call, dial 480-629-9692.  To access the live webcast presentation, visit the Investor Relations section of the Company’s website at www.menswearhouse.com. A telephonic replay will be available through December 13, 2012 by calling 303-590-3030 and entering the access code of 4574470#, or a webcast archive will be available free on the website for approximately 90 days.

STORE INFORMATION

	October 27, 2012		October 28, 2011		January 28, 2012
	Number of Stores	Sq. Ft. (000’s)	Number of Stores	Sq. Ft. (000’s)	Number of Stores	Sq. Ft. (000’s)

Men’s Wearhouse	625	3,570.7	597	3,399.6	607	3,462.7

Men’s Wearhouse and Tux	303	417.5	361	503.7	343	474.6

Moores, Clothing for Men	118	747.8	117	741.9	117	741.7

K&G (a)	98	2,326.6	100	2,375.4	99	2,351.2

Total	1,144	7,062.6	1,175	7,020.6	1,166	7,030.2

(a)  92, 92 and 91 stores, respectively, offering women’s apparel.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,144 stores.  The Men’s Wearhouse, Moores and K&G stores carry a full selection of men’s designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the UK.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be significantly impacted by various factors, including sensitivity to economic conditions and consumer confidence, possibility of limited ability to expand Men’s Wearhouse stores, possibility that certain of our expansion strategies may present greater risks, changes in foreign currency rates and other factors described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2012 and subsequent Forms 10-Q.

For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.kgstores.com, www.mooresclothing.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

FOR THE THREE MONTHS ENDED

October 27, 2012 AND October 29, 2011

(In thousands, except per share data)

	Three Months Ended				Variance
		% of		% of			Basis
	2012	Sales	2011	Sales	Dollar	%	Points

Net sales:
Retail clothing product	$401,692	63.66%	$377,307	64.54%	$24,385	6.46%	(0.88)
Tuxedo rental services	124,648	19.75%	112,005	19.16%	12,643	11.29%	0.60
Alteration and other services	37,701	5.98%	34,480	5.90%	3,221	9.34%	0.08
Total retail sales	564,041	89.39%	523,792	89.60%	40,249	7.68%	(0.21)
Corporate apparel clothing product sales	66,933	10.61%	60,810	10.40%	6,123	10.07%	0.21
Total net sales	630,974	100.00%	584,602	100.00%	46,372	7.93%	0.00

Total cost of sales	340,277	53.93%	316,433	54.13%	23,844	7.54%	(0.20)

Gross margin (a):
Retail clothing product	225,191	56.06%	215,638	57.15%	9,553	4.43%	(1.09)
Tuxedo rental services	108,151	86.77%	96,244	85.93%	11,907	12.37%	0.84
Alteration and other services	9,698	25.72%	7,811	22.65%	1,887	24.16%	3.07
Occupancy costs	(71,198)	(12.62)%	(69,425)	(13.25)%	(1,773)	(2.55)%	0.63
Total retail gross margin	271,842	48.20%	250,268	47.78%	21,574	8.62%	0.42
Corporate apparel clothing product margin	18,855	28.17%	17,901	29.44%	954	5.33%	(1.27)
Total gross margin	290,697	46.07%	268,169	45.87%	22,528	8.40%	0.20

Selling, general and administrative expenses	218,188	34.58%	208,147	35.60%	10,041	4.82%	(1.03)

Operating income	72,509	11.49%	60,022	10.27%	12,487	20.80%	1.22

Net interest	(136)	(0.02)%	(284)	(0.05)%	148	(52.11)%	0.03

Earnings before income taxes	72,373	11.47%	59,738	10.22%	12,635	21.15%	1.25

Provision for income taxes	23,304	3.69%	19,836	3.39%	3,468	17.48%	0.30

Net earnings including noncontrolling interest	49,069	7.78%	39,902	6.83%	9,167	22.97%	0.95

Net earnings attributable to noncontrolling interest	(226)	(0.04)%	(25)	0.00%	(201)	804.00%	(0.03)

Net earnings attributable to common shareholders	$48,843	7.74%	$39,877	6.82%	$8,966	22.48%	0.92

Net earnings per diluted common share attributable to common shareholders	$0.95		$0.77

Weighted average diluted common shares outstanding:	50,919		51,339

(a)  Gross margin percent of sales is calculated as a percentage of related sales.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

FOR THE NINE MONTHS ENDED

October 27, 2012 AND October 29, 2011

(In thousands, except per share data)

	Nine Months Ended				Variance
		% of		% of			Basis
	2012	Sales	2011	Sales	Dollar	%	Points

Net sales:
Retail clothing product	$1,235,185	65.71%	$1,189,357	65.33%	$45,828	3.85%	0.38
Tuxedo rental services	357,261	19.00%	333,413	18.31%	23,848	7.15%	0.69
Alteration and other services	112,975	6.01%	107,767	5.92%	5,208	4.83%	0.09
Total retail sales	1,705,421	90.72%	1,630,537	89.56%	74,884	4.59%	1.16
Corporate apparel clothing product sales	174,429	9.28%	189,978	10.44%	(15,549)	(8.18)%	(1.16)
Total net sales	1,879,850	100.00%	1,820,515	100.00%	59,335	3.26%	0.00

Total cost of sales	1,014,847	53.99%	996,468	54.74%	18,379	1.84%	(0.75)

Gross margin (a):
Retail clothing product	686,040	55.54%	661,419	55.61%	24,621	3.72%	(0.07)
Tuxedo rental services	308,516	86.36%	287,683	86.28%	20,833	7.24%	0.07
Alteration and other services	29,269	25.91%	27,415	25.44%	1,854	6.76%	0.47
Occupancy costs	(209,263)	(12.27)%	(205,006)	(12.57)%	(4,257)	(2.08)%	0.30
Total retail gross margin	814,562	47.76%	771,511	47.32%	43,051	5.58%	0.45
Corporate apparel clothing product margin	50,441	28.92%	52,536	27.65%	(2,095)	(3.99)%	1.26
Total gross margin	865,003	46.01%	824,047	45.26%	40,956	4.97%	0.75

Selling, general and administrative expenses	659,957	35.11%	631,370	34.68%	28,587	4.53%	0.43

Operating income	205,046	10.91%	192,677	10.58%	12,369	6.42%	0.32

Net interest	(806)	(0.04)%	(781)	(0.04)%	(25)	3.20%	0.00

Earnings before income taxes	204,240	10.86%	191,896	10.54%	12,344	6.43%	0.32

Provision for income taxes	69,021	3.67%	67,532	3.71%	1,489	2.20%	(0.04)

Net earnings including noncontrolling interest	135,219	7.19%	124,364	6.83%	10,855	8.73%	0.36

Net (earnings) loss attributable to noncontrolling interest	(99)	(0.01)%	16	0.00%	(115)	718.75%	(0.01)

Net earnings attributable to common shareholders	$135,120	7.19%	$124,380	6.83%	$10,740	8.63%	0.36

Net earnings per diluted common share attributable to common shareholders	$2.62		$2.37

Weighted average diluted common shares outstanding:	51,029		51,776

(a)  Gross margin percent of sales is calculated as a percentage of related sales.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 27,	October 29,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$138,016	$138,545
Accounts receivable, net	82,966	66,094
Inventories	623,860	616,758
Other current assets	68,519	61,088

Total current assets	913,361	882,485
Property and equipment, net	379,969	348,785
Tuxedo rental product, net	118,202	85,876
Goodwill	88,473	88,707
Intangible assets, net	31,992	35,378
Other assets	4,431	3,579

Total assets	$1,536,428	$1,444,810

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$170,549	$155,610
Accrued expenses and other current liabilities	149,244	146,391
Income taxes payable	4,939	22,727

Total current liabilities	324,732	324,728

Deferred taxes and other liabilities	92,057	76,429

Total liabilities	416,789	401,157

Equity:
Preferred stock	—	—
Common stock	725	717
Capital in excess of par	380,099	356,414
Retained earnings	1,202,922	1,108,662
Accumulated other comprehensive income	40,735	41,504
Treasury stock, at cost	(517,894)	(476,749)

Total equity attributable to common shareholders	1,106,587	1,030,548

Noncontrolling interest	13,052	13,105

Total equity	1,119,639	1,043,653

Total liabilities and equity	$1,536,428	$1,444,810

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

FOR THE NINE MONTHS ENDED

October 27, 2012 AND October 29, 2011

(In thousands)

	Nine Months Ended
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net earnings including noncontrolling interest	$135,219	$124,364
Non-cash adjustments to net earnings:
Depreciation and amortization	61,798	56,572
Tuxedo rental product amortization	25,330	25,923
Other	18,339	26,164
Changes in operating assets and liabilities	(74,177)	(85,477)

Net cash provided by operating activities	166,509	147,546

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(90,085)	(66,960)
Proceeds from sales of property and equipment	25	59

Net cash used in investing activities	(90,060)	(66,901)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	6,918	5,995
Cash dividends paid	(27,832)	(18,880)
Tax payments related to vested deferred stock units	(4,421)	(2,955)
Excess tax benefits from share-based plans	2,737	1,592
Repurchases of common stock	(41,296)	(63,988)

Net cash used in financing activities	(63,894)	(78,236)

Effect of exchange rate changes	155	(235)

INCREASE IN CASH AND CASH EQUIVALENTS	12,710	2,174

Balance at beginning of period	125,306	136,371
Balance at end of period	$138,016	$138,545